                         INDEPENDENT AUDITOR'S REPORT

To the Officers and Directors
Owls Creek Golf Center, Inc.
Virginia Beach, Virginia

   I have audited the accompanying balance sheet of Owls Creek Golf Center, Inc. as of December 31, 1995, and the related statement of operations, retained earnings, and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

   I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

   In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Owls Creek Golf Center, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                        ANNE E. GORRY

February 12, 1996

                         OWLS CREEK GOLF CENTER, INC.
                                BALANCE SHEET
                              DECEMBER 31, 1995

                                                                                          1995
                                                                                     -------------
                                       ASSETS
Current assets:
 Cash on hand ......................................................................   $       700
 Cash in banks .....................................................................        13,154
 Utility deposits ..................................................................         2,231
                                                                                     -------------
                                                                                            16,085
                                                                                     -------------
 Inventory (Note 1):
  Maintenance supplies and parts ...................................................         7,724
  Merchandise and snack bar ........................................................        25,143
  Range balls ......................................................................         3,581
  Gas and oil ......................................................................           300
                                                                                     -------------
                                                                                            36,748
 Prepaid expenses ..................................................................        21,564
                                                                                     -------------
    Total current assets ...........................................................        74,397
                                                                                     -------------
Property & equipment (Note 1):
 Golf course .......................................................................     1,220,308
 Cart paths ........................................................................       208,741
 Buildings .........................................................................       391,258
 Irrigation system .................................................................       192,761
 Parking lot .......................................................................       195,798
 Fences and landscaping ............................................................         3,835
 Bridges ...........................................................................        39,828
 Equipment -- trucks, signs and fixtures ...........................................       338,361
 Underground gas tanks .............................................................        15,936
 Golf clubs for rent ...............................................................           965
                                                                                     -------------
                                                                                         2,607,791
 Less accumulated depreciation .....................................................       746,809
                                                                                     -------------
                                                                                         1,860,982
                                                                                     -------------
 Other assets:
  Unamortized loan cost ............................................................        19,488
  Deferred interest expense ........................................................         1,366
                                                                                     -------------
                                                                                            20,854
                                                                                     -------------
    Total assets ...................................................................   $ 1,956,233
                                                                                     =============
                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable ..................................................................   $    28,345
 Payroll & sales taxes .............................................................         1,718
 Accrued interest payable ..........................................................         8,218
 Notes payable to stockholders .....................................................       498,056
 Current portion of long term liabilities ..........................................     1,593,585
                                                                                     -------------
    Total current liabilities ......................................................     2,129,922
                                                                                     -------------
Long-term liabilities:
 Banks (Note 2) ....................................................................        70,266
                                                                                     -------------
    Total long-term liabilities ....................................................        70,266
                                                                                     -------------
Stockholders' equity:
 Capital stock -- $1 par value; 5,000 shares authorized, 1,252 issued and
 outstanding .......................................................................         1,252
 Additional paid-in capital ........................................................     1,250,748
 Retained earnings (deficit) .......................................................    (1,495,955)
                                                                                     -------------
    Total stockholders' equity (deficit) ...........................................      (243,955)
                                                                                     -------------
      Total liabilities and stockholders' equity (deficit) .........................   $ 1,956,233
                                                                                     =============

  The accompanying notes are an integral part of these financial statements.
                           See accountant's report.

                         OWLS CREEK GOLF CENTER, INC.
           STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                      1995
                                   ---------
Income:
 Sales -- pro shop ...............  $ 92,137
 Less -- cost of sales ...........    72,437
                                   ---------
  Gross profit on pro shop sales      19,700
                                   ---------
 Sales -- snack bar ..............    64,913
 Less -- cost of sales ...........    30,466
                                   ---------
  Gross profit on snack bar sales     34,447
                                   ---------
 Green fees ......................   272,174
 Cart rentals ....................   134,526
 Driving range ...................    75,014
 Club and pullcart rentals  ......    11,684
 Membership fees .................     9,960
 Tournament income ...............    42,122
 Lessons .........................     3,345
 Hole sponsor ....................     1,350
 Club repair .....................     1,140
                                   ---------
    Total operating income  ......   605,462
                                   ---------
Operating expenses:
 Salaries:
  Pro shop .......................    22,837
  Concessions ....................    10,551
  Golf pros ......................    41,482
  Carts, attendants, starters  ...    17,649
  Range ..........................    15,400
  Course maintenance .............    66,482
                                   ---------
                                     174,401
                                   ---------
  Payroll tax ....................    15,380
                                   ---------
  Pro shop:
   Utilities .....................     3,720
   Supplies ......................     5,955
   Clubhouse maintenance .........     1,435
   Cash -- over or short .........      (402)
                                   ---------
                                      10,690
                                   ---------
  Concessions:
   Utilities .....................     3,482
   Supplies ......................       441
   Repairs and maintenance  ......        40
   Cash -- over or short .........       401
                                   ---------
                                       4,365
                                   ---------


  The accompanying notes are an integral part of these financial statements.
                           See accountant's report

                         OWLS CREEK GOLF CENTER, INC.
    STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT) --(CONTINUED)
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                     1995
                                  --------
Course operations:
 Score cards ....................  $   896
 Supplies .......................      488
 Range repair and maintenance  ..    4,106
 Range balls ....................    5,304
 Carts -- gas and oil ...........      735
 Carts -- repairs and
 maintenance ....................      540
 Cart rental ....................   35,973
 Utilities ......................    4,434
                                  --------
                                    52,476
                                  --------
Course maintenance:
 Golf course repair .............      738
 Chemicals ......................    5,144
 Equipment rental ...............      520
 Equipment repair ...............    7,037
 Fertilizer & lime ..............    4,908
 Gas and oil ....................    4,828
 Sand and top dressing ..........      105
 Supplies .......................    1,605
 Water system repairs ...........      603
 Educational ....................       35
 Utilities ......................    7,960
                                  --------
                                    33,483
                                  --------
General expenses:
 Accounting and legal ...........    6,000
 Advertising ....................    6,824
 Bad debts ......................    3,923
 Bank charges ...................      214
 Contributions ..................      136
 Cox cable ......................      320
 Credit card discount ...........    2,533
 Dues and subscriptions .........      573
 Insurance -- general ...........   21,865
 Insurance -- group .............    2,817
 Medical ........................      298
 Miscellaneous ..................      109
 Office expense .................      306
 Personal property tax ..........    3,362
 Pest control ...................      492
 Postage, UPS, freight ..........      490
 Real estate taxes ..............    9,431


  The accompanying notes are an integral part of these financial statements.
                           See accountant's report

                         OWLS CREEK GOLF CENTER, INC.
    STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT) --(CONTINUED)
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                                    1995
                                               -------------
 Refunds .....................................   $       237
 Rent -- land ................................        43,000
 Rent -- equipment ...........................           559
 Security systems ............................           525
 Seminars and meetings .......................           588
 Supplies ....................................           157
 Taxes and licenses ..........................         2,986
 Telephone ...................................         3,533
 Trade show ..................................           800
 Trash removal ...............................         1,216
 Amortization ................................         6,519
 Depreciation ................................        82,974
                                               -------------
                                                     202,787
                                               -------------
    Total operating expenses .................       493,582
                                               -------------
 Net gain from operations ....................       111,880
                                               -------------
Other income (loss):
 Sales tax discount ..........................           362
 Disposal of equipment .......................        (6,228)
 Insurance claims ............................         2,813
 Putting course rent .........................         1,720
 Commissions, telephone and cigarettes  ......           200
                                               -------------
                                                      (1,133)
                                               -------------
Other expenses:
 Interest ....................................       192,072
                                               -------------
Net loss .....................................       (81,325)
Retained earnings (deficit) beginning of year     (1,426,484)
Prior period adjustments (Note 6) ............        11,854
                                               -------------
Retained earnings (deficit) end of year  .....   $(1,495,955)
                                               =============

  The accompanying notes are an integral part of these financial statements.
                           See accountant's report

                         OWLS CREEK GOLF CENTER, INC.
                           STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                       1995
                                                                                   -----------
Cash flows provided from operating activities:
 Net income ......................................................................   $ (81,325)
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization ..................................................      89,493
  Loss on sale of property and equipment .........................................       6,228
  Decrease in trade accounts receivable ..........................................       3,540
  Decrease in utility deposit ....................................................       1,100
  Decrease in inventories ........................................................       8,750
  Increase in prepaid expenses and other assets ..................................      (2,516)
  Decrease in accounts payable ...................................................      (8,948)
  Increase in accrued liabilities ................................................       8,521
                                                                                   -----------
    Net cash provided by operating activities ....................................     105,988
                                                                                   -----------
Cash flows from investing activities:
 Purchase of property and equipment ..............................................     (20,231)
 Deferred interest ...............................................................      (2,583)
                                                                                   -----------
    Net cash provided (used) by investing activities .............................     (22,814)
                                                                                   -----------
Cash flow from financing activities:
 Proceeds from long-term debt ....................................................      18,552
 Proceeds from stockholders ......................................................     106,250
 Repayment of long-term debt .....................................................    (120,962)
                                                                                   -----------
    Net cash provided (used) by financing activities .............................       3,840
                                                                                   -----------
    Net increase in cash .........................................................       5,689
    Cash at beginning of year ....................................................       8,165
                                                                                   -----------
    Cash at end of year ..........................................................   $  13,854
                                                                                   ===========
 Supplemental disclosure of cash flow information:
  Interest payments ..............................................................   $ 183,854
                                                                                   ===========

  The accompanying notes are an integral part of these financial statements.
                           See accountant's report

                         OWLS CREEK GOLF CENTER, INC.
                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization and Purpose

   Owls Creek Golf Center, Inc. was formed in 1985 under the laws of the Commonwealth of Virginia for the purpose of developing and operating Owls Creek Golf Course.

 Method of Accounting

   The financial statements have been prepared using the accrued basis of accounting in accordance with generally accepted accounting principles.

 Inventory

   Inventories of parts, maintenance supplies, gas, oil, merchandise and snack bar supplies are stated at the lower of cost or market.

 Property and Equipment

   Property and equipment are recorded at cost. Depreciation is computed using MACRS over useful lives ranging from 15 to 31.5 years for buildings and land improvements and 5 to 15 years for other property and equipment.

 Income Taxes

   The shareholders have elected to be taxed as an S-Corporation. Net income or loss is passed through to shareholders. Therefore, there is no provision for income taxes reflected in these financial statements.

 Other Assets

   Loan costs for bank loans are being amortized over 15 years.

NOTE 2 -- NOTES PAYABLE

 BANKS                                                                CURRENT      LONG-TERM      TOTAL
-----------------------------------------------------------------  ------------  -----------  ------------
Central Fidelity -- secured by deed of trust and deed of trust note on improvements. Payments of $6,000.00 principal, and prime plus one and one-half percent (1 1/2 %) interest are due on the first of each month for 32 months leaving a balance of
 $1,545,761 at December 12, 1995. Central Fidelity has agreed to extend this note for three months considering the pending sale.
 In the event the assets of the corporation are not sold, Central
 Fidelity has agreed to continue with the same terms for 36
 months. .........................................................   $1,545,761     $    --     $1,545,761
Resource Bank -- note dated May 27, 1993. Interest rate is prime plus one percent, with principal payments of $3,500 per month
 plus interest beginning June 27, 1993. ..........................       42,000      64,442        106,442
                                                                   ------------  -----------  ------------
Associates Commercial Corporation -- secured by one (1) Toro
 Groundsmaster 325-D. Payments of $961.42 are due May through
 October for 1995, 1996 and 1997. Liability $11,648 less deferred
 interest ........................................................        5,824       5,824         11,648
                                                                   ------------  -----------  ------------
                                                                     $1,593,585     $70,266     $1,663,851
                                                                   ============  ===========  ============

                           See accountant's report.

                         OWLS CREEK GOLF CENTER, INC.
                 NOTES TO FINANCIAL STATEMENTS -- (Continued)
                              December 31, 1995

 NOTE 3 -- RELATED PARTY TRANSACTIONS

 Merchandise

   Inventory is bought and sold at cost between Owls Creek Golf Center and Hells Point Golf Course, a golf course owned in part by some of the officers of the company.

NOTE 4 -- COMMITMENTS

   Deed of Lease betwen Owls Creek Golf Center, Inc. and City of Virginia Beach, Virginia, for the 30.681 (plus or minus) acre tract of land on which the golf center has been constructed. The lease term is for forty years commencing April 1, 1987. In 1995 the due date was moved to August 1st for the remaining years of the lease. The rent was prorated and paid at $1,500 per month for these four months. Schedule of annual rent is as follows:

 1st 10 years     $10,000 for 1st 2 years
                  $18,000 for last 8 years
2nd 10 years      $22,000 yearly
3rd 10 years      $25,000 yearly
4th 10 years      $30,000 yearly

   Deed of Lease between Owls Creek Golf Center, Inc. and Robert H. Braithwaite, Jr. and Nancy F. Braithwaite for the 41 (plus or minus) acre tract of land on which the golf center has been constructed. The lease term is for forty years commencing March 20, 1987. Schedule of annual rent is as follows:

 1st 10 years     $15,000 for 1st 2 years
                  $25,000 for last 8 years
2nd 10 years      $30,000 yearly
3rd 10 years      $35,000 yearly
4th 10 years      $40,000 yearly

NOTE 5 -- RENTALS UNDER OPERATING LEASES

   The annual requirements to meet the lease commitment with Eastern Golf Car, Inc. for 50 golf carts as of December 31, 1995, are as follows:

 YEAR ENDING
DECEMBER 31,
------------------------------------
  1996 ..............................  $ 35,974
  1997 ..............................    35,974
  1998 ..............................    35,973
  1999 ..............................    35,973
  2000 ..............................    35,973
                                      ---------
    Total minimum payments required    $179,867
                                      =========

NOTE 6 -- PRIOR PERIOD ADJUSTMENTS

   Errors in accruals of prior year expenses have been corrected.

NOTE 7

   The Company is under negotiations with an unrelated third party to sell the assets of the company during February, 1996.

                           See accountant's report.